Exhibit 1.01

4,080,000 Shares1

KANA Software, Inc.

Common Stock

($0.001 Par Value)

EQUITY UNDERWRITING AGREEMENT

November 5, 2003

RBC Dain Rauscher Inc.

c/o RBC Capital Markets

60 South Sixth Street

Minneapolis, MN 55402

Ladies and Gentlemen:

KANA Software, Inc., a Delaware corporation (the “Company”), proposes to sell to RBC Dain Rauscher Inc. (the “Underwriter”) an aggregate of 4,080,000 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). The Company also proposes to sell at the Underwriter’s option an aggregate of up to 612,000 additional shares (the “Option Shares”) of Common Stock as set forth below. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-68342), including a related prospectus (the “Base Prospectus”) relating to the Common Stock of the Company to be sold from time to time by the Company in accordance with Rule 415 of the Act, and such amendments thereof as may have been required to the date of this Agreement. The Registration Statement was declared effective on September 5, 2001 (the “Effective Date”). Copies of such registration statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered (or otherwise made available via the Commission’s Edgar filing system) by the Company to the Underwriter. The term “Registration Statement” as used in this Agreement means such registration statement, as amended to the date of this Agreement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “Prospectus” means the Base Prospectus and the final prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and setting forth the terms of

1 Plus an option to purchase up to 612,000 additional shares to cover over-allotments.

the offering, sale and plan of distribution of the Shares (the “Prospectus Supplement”). Unless otherwise stated herein, any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, which were filed under the Exchange Act on or before the date hereof or are so filed hereafter. All references in this Agreement to the Registration Statement or the Prospectus, or any amendments or supplements to the foregoing, shall include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any Prospectus, as the case may be, and deemed to be incorporated therein by reference.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)	The Company has complied with the conditions for the use of Form S-3 under the Act and the Rules and Regulations for the primary issuance of securities. The Registration Statement has been declared effective by the Commission, and on the Effective Date, complied, and as of the date hereof, complies, with Rule 415 under the Act. The Commission has not issued a stop order suspending the effectiveness of the Registration Statement or an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement, on the Effective Date, at the time of filing by the Company with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 Form 10-K”), on the date hereof and at the time any post-effective amendment to the Registration Statement subsequent to the date hereof becomes effective, and the Prospectus, including the financial statements included or incorporated by reference in the Prospectus, on the date hereof and at all times subsequent to the date hereof through and including the Closing Date (as defined below) and, if applicable, the Option Closing Date (as defined below), as such Registration Statement and Prospectus are amended and supplemented, did or will contain all statements which are required to be stated therein by, and did or will conform to, all applicable provisions of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”). Any Prospectus filed by electronic transmission by EDGAR (except as may be permitted by Regulation S-T under the Act) were and will be identical to the copies thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares. On the Effective Date, at the time of filing by the Company of the 2002 Form 10-K and at the time any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, as amended, did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and, the Prospectus, as amended or supplemented, as of the date hereof and at all times subsequent to the date hereof through and including the Closing Date and, if applicable, the Option Closing Date, did not or will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

(b)	The documents that are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the date hereof shall, when they are filed with the Commission, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

(c)	This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(d)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as currently conducted and as described in the Prospectus. Each of the subsidiaries of the Company, as listed on Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business or the ownership or leasing of their property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly by the Company or another Subsidiary (or in the case of certain foreign subsidiaries, are beneficially owned by the Company or another subsidiary), free and clear of all liens, encumbrances, equities and claims, except for a general lien held by Silicon Valley Bank on substantially all of the Company’s assets. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Subsidiary are outstanding. The Subsidiaries (other than KANA Software B.V.), when considered in the aggregate as one subsidiary, do not constitute a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X under the Exchange Act).

(e)	The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued, delivered and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.

(f)	All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriter, no shares of the Company’s preferred stock, $0.001 par value (the “Preferred Stock”), shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

(g)	The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than the Prospectus or other materials permitted by the Act to be distributed by the Company.

(h)	The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated

Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made other than normal, recurring adjustments. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no pro forma financial statements or other pro forma financial information required to be included or incorporated by reference in the Registration Statement or the Prospectus.

(i)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepting accounting principles and (ii) that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management’s general or specific authorization. The certifications of the Company’s Chief Executive Officer and Chief Financial Officer filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2003, pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act, were accurate, in all material respects, as of the date such certifications were made, and, to the knowledge of the Company, such certifications are accurate in all material respects as of the date hereof.

(j)	PricewaterhouseCoopers LLP (the “Accountant”), which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations. The Company has not engaged the Accountant to provide any services to the Company that are impermissible under the Exchange Act, except as permissible under the Exchange Act at the time such services were provided. All such services have been approved by the Audit Committee of the Company’s Board of Directors to the extent required by the Exchange Act.

(k)	There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which could reasonably be expected to have a Material Adverse Effect or which could prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

(l)	No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case, that could reasonably be expected to have a Material Adverse Effect.

(m)	The Company and the Subsidiaries have good and marketable title to all of the properties and assets described in the Prospectus as being owned by them and material to their businesses, in each case, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except (i) for a general lien held by Silicon Valley Bank on substantially all of the Company’s assets and (ii) those which are not material in amount or which do not materially interfere with the use made or proposed to be made of such property or assets. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus.

(n)	The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(o)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have a Material Adverse Effect, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements in the Registration Statement and the Prospectus, or otherwise disclosed in the Prospectus, other than obligations that are not required to be so disclosed under the Act or the Exchange Act.

(p)	Neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be in violation of or in default under (i) its respective charter (“Charter”), by-laws (“By-laws”) or other similar organizational instrument, or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or the Charter or By-laws of the Company or any order, rule or regulation applicable to the Company or any of the Subsidiaries or any court or any regulatory body or administrative agency or other governmental body having jurisdiction.

(q)	Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(r)	The Company and each of the Subsidiaries have all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct their businesses as currently conducted and to own, lease and operate their properties in the manner described in the Prospectus, except where the failure to hold such Permits would not have a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits that could have a Material Adverse Effect. The Company and each of the Subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit.

(s)	To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

(t)	Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or proposes to take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(u)	Neither the Company nor any of the Subsidiaries is, nor will be after receipt of payment for the Shares, an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder. The Company and the Subsidiaries will conduct their businesses in a manner so that they will not become subject to the Investment Company Act.

(v)	The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is in the judgment of the Company adequate and commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies except where the failure to be in such compliance would not have a Material Adverse Effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause, except where the denial of such claims would not have a Material Adverse Effect.

(w)	The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(x)	Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(y)	Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity that are material to the Company or which involve any material commitments or obligations on the part of the Company.

(z)	Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any (i) of the contracts or agreements filed as an exhibit to the Registration Statement or (ii) other contract or agreement referred to or described in the Registration Statement or the Prospectus, in each case, the termination of which would have a Material Adverse Effect, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

(aa)	Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). Neither the Company nor any of the Subsidiaries owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

(bb)	No payments or inducements have been made or given, directly or indirectly, to any Federal or local official or candidate for any Federal or state office in the United States or foreign offices by the Company or any Subsidiary or, to the best knowledge of the Company, by any of their officers, directors, employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the businesses of the Company or any Subsidiary.

(cc)	The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) material to the business of the Company and each of its subsidiaries taken as a whole. Except as disclosed in the Registration Statement, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such that has not been resolved or disposed of and to the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with Intellectual Property of any third parties, in each case, which infringement, misappropriation or conflict would individually or in the aggregate have a Material Adverse Effect.

(dd)	The Company and each of the Subsidiaries are in compliance with federal, state, local and foreign laws, statutes, ordinances, rules, regulations and decrees (“Laws”) applicable to their businesses, and neither the Company nor any of the Subsidiaries has received any notification asserting any failure to comply with or violation of any such Laws, except in all such cases where such noncompliance or violation would not have a Material Adverse Effect.

(ee)	Upon issuance of the Shares contemplated hereby, the Shares will be eligible for quotation on the Nasdaq National Market without further action by the Company or The Nasdaq Stock Market, Inc.

(ff)	The information contained in the Registration Statement and the Prospectus regarding the Company’s expectations, plans and intentions, and any other statements that constitute “forward-looking” information within the meaning of the Act and the Exchange Act, were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein.

(gg)	Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company made as of the date of such certificate (except to the extent a date is specified in such representation or warranty, in which case such representation or warranty shall be deemed made as of such date) to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by reference.

(hh)	The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)	On the basis of the representations, warranties and covenants contained herein, and subject to the conditions set forth herein, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $2.85 per share, the Firm Shares.

(b)	Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Company against delivery of certificates therefor to the Underwriter. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at approximately 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Underwriter and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange, Inc. is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)	In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share set forth in paragraph (a) of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter to the Company, which notice shall set forth the number of Option Shares as to which the Underwriter is exercising its option and the time and date at which certificates representing such Option Shares are to be delivered. Such time and date at which certificates representing Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares. The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Company.

3.	OFFERING BY THE UNDERWRITER.

It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as it deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters as follows.

(a)	The Company shall prepare the Prospectus Supplement in a form reasonably acceptable to the Underwriter and file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

(b)	The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c)	The Company will advise the Underwriter promptly (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information relating thereto; and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d)	The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(e)	The Company will deliver to, or upon the request of, the Underwriter, as many copies of the Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Act as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto, excluding all exhibits filed therewith.

(f)	The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)	The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock or derivative of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, otherwise than hereunder or with the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, except for (i) grants of stock options pursuant to the terms of a plan in effect on the date of this Agreement and described in the Prospectus and (ii) issuances of Common Stock pursuant to the exercise of (A) stock options that are outstanding on the date of this Agreement and were issued pursuant to a plan described in the Prospectus and (B) warrants that are outstanding on the date of this Agreement and are described in the Prospectus.

(h)	The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

(i)	The Company has caused those executive officers and directors of the Company that were identified by the Underwriters in writing on or prior to the date hereof to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person shall agree, except as otherwise provided therein, not to, directly or indirectly, (i) offer, pledge (except for pledges granted prior to the date of this Agreement), sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend (other than pursuant to a standard hypothecation agreement with a broker-dealer) or otherwise transfer or dispose of, or announce the offering of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any economic equivalent of ownership of shares of Common Stock or securities convertible into, or exercisable for, shares of Common Stock (other than the exercise of options to purchase shares of Common Stock) (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act Rules and Regulations) on the date of this Agreement or thereafter acquired, for a period beginning on the date of this Agreement and continuing to and including the date that is 90 days after the date of the Prospectus or, in the event of termination or cancellation of this Agreement for any reason prior to the sale of the Common Stock pursuant hereto, such date of termination or cancellation, except with the prior written consent of the Underwriter (the “Lockup Agreements”).

(j)	The Company shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus Supplement.

(k)	The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares, in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(l)	The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(m)	Prior to the Closing Date and, if applicable, the Option Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, any of the Subsidiaries or the offering of the Shares without the Underwriter’s prior written consent; provided, however, this covenant shall apply to any press release or other communication issued after the Closing Date and prior to the Option Closing Date only to the extent such press release or other communication constitutes a “prospectus” under the Act.

(n)	The Company and the Subsidiaries shall use their best efforts to conduct their businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders (including, without limitation, the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, the Exchange Act Rules and Regulations, the Investment Company Act and Delaware General Corporation Law, and all decisions, directives and orders of the Commission and the NASD).

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Prospectus and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; any listing fee of the Nasdaq National Market; and the expenses incurred in connection with the qualification of the Shares under state securities or Blue Sky laws.

In addition, regardless of whether any Shares are sold hereunder, the Company will reimburse the Underwriter for all reasonable travel, legal and other out-of-pocket expenses incurred in connection with the performance of its obligations hereunder (including reasonable fees and disbursements of counsel to the Underwriters); provided, however, that the aggregate amount of such reimbursable expenses shall not exceed $75,000 without prior approval of the Company, which shall not be unreasonably withheld.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if applicable, on the Option Closing Date, are subject to the accuracy, as of the Closing Date and the Option Closing Date, if applicable, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions.

(a)	No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date or, if applicable, the Option Closing Date, that would prevent the issuance of the Shares. No order preventing or suspending the use of any Prospectus shall have been or shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. The information previously omitted from the effective Registration Statement pursuant to Rule 430A (if any) shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(b)	The Underwriter shall have received on the Closing Date and the Option Closing Date, if applicable, an opinion of Fenwick & West LLP, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter to the effect that:

(i)	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own or lease its properties and conduct its business as currently conducted and as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(ii)	The Company has authorized capital stock as set forth in the Prospectus as of the date thereof; the authorized shares of the Company’s Common Stock have been duly authorized; all of the Shares conform to the description thereof contained or incorporated by reference in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, conform to the requirements of the Corporate law of the State of Delaware; the Shares to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued, delivered and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.

(iii)	Except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement.

(iv)	The Registration Statement has become effective under the Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

(v)

        The Registration Statement and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed), comply or complied in all material respects as to form with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations (except that such counsel need not express an opinion as to financial statements and related schedules or financial data contained in the Registration Statement or the Prospectus or incorporated by reference therein). The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(vi)	The statements under the captions “Risk Factors — We have adopted anti-takeover defenses that could delay or prevent an acquisition of the company,” “— Risks Related to Our Industry — The imposition of sales and other taxes on products sold by our customers over the Internet could have a negative effect on online commence and the demand for our products and services,” “— Privacy concerns relating to the Internet are increasing, which could result in legislation that negatively affects our business, in reduced sales of our products, or both” and “— Risks Related to This Offering — Our charter documents and Delaware law could delay or prevent a takeover of us that stockholders may consider favorable, which could cause the market price of our common stock to decline” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters as of the date of the Prospectus, and the statements under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters — Securities Authorized For Issuance Under Equity Compensation Plans” in the 2002 Form 10-K, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters as of the date of filing of the 2002 Form 10-K.

(vii)	Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

(viii)	Such counsel knows of no material legal or governmental proceedings pending or overtly threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus and except for such proceedings which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(ix)	The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company, or any material agreement or instrument identified in such opinion to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

(x)	This Agreement has been duly authorized, executed and delivered by the Company.

(xi)	No approval, consent, order, authorization, designation, declaration or filing by or with any California or United States federal regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

(xii)	The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the Investment Company Act.

In rendering such opinion, Fenwick & West LLP may rely as to matters of fact to the extent such counsel deems appropriate upon appropriate certificates of officers of the Company and the Subsidiaries. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, on the Effective Date, at the time of filing by the Company with the Commission of the Company’s 2002 Form 10-K and at the time any post-effective amendment to the registration statement becomes effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date or the Option Closing Date, if applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein). With respect to such statement, Fenwick & West LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(c)	The Underwriter shall have received, on the date hereof, on the Closing Date and, if applicable, on the Option Closing Date, a letter of PricewaterhouseCoopers LLP, dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter and in compliance with Statement on Auditing Standards No. 72, confirming that PricewaterhouseCoopers LLP are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(d)	The Underwriter shall have received on the Closing Date and the Option Closing Date, if applicable, a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if applicable, each of them severally represents as follows:

(i)	the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii)	the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if applicable;

(iii)	all filings required to have been made pursuant to Rules 424 and 430A under the Act have been made;

(iv)	such officer has carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment; and

(v)	since the date as of which information is given in the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(e)	The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

(f)	The Lockup Agreements described in Section 4(i) are in full force and effect.

(g)	The Firm Shares and Option Shares, if any, shall have been approved for quotation upon notice of issuance on the Nasdaq National Market.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the Underwriter may terminate its obligations hereunder by notifying the Company of such termination in writing on or prior to the Closing Date or the Option Closing Date, as applicable.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5, 8 and 10 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a)	The Company agrees:

(i)	to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, any act or failure to act or (iii) any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary Prospectus, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and

(ii)	to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)	The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)	If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	In any proceeding relating to the Registration Statement, any preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)	Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Underwriters, to:	RBC Dain Rauscher Inc. c/o RBC Capital Markets One Liberty Place New York, New York 10006 Attn: Head of Syndicate Fax: (212) 858-7455

with copies to:

RBC Dain Rauscher Inc.

c/o RBC Capital Markets

One Liberty Place

New York, New York 10006

Attn: General Counsel

Fax: (212) 858-7455

and

Jones Day

77 West Wacker

Chicago, Illinois 60601

Attention: Timothy J. Melton, Esq.

Fax: (312) 782-8585

if to the Company, to:	KANA Software, Inc. 181 Constitution Drive Menlo Park, California 94025 Attn: Jenny Cox Fax: (650) 614-8381

with a copy to:	Fenwick & West LLP Embarcadero Center West 275 Battery Street San Francisco, California 94111 Attn: David Michaels, Esq. and Gordon Davidson, Esq. Fax: (415) 281-1350

10.	TERMINATION.

(a)	This Agreement may be terminated by the Underwriter by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the time of execution of this Agreement or the date as of which information is given in the Prospectus (dated on or prior to the date hereof), any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect; (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) the suspension or material limitation of trading in securities generally on the NYSE or The Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any either such exchange or market or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) declaration of a banking moratorium by United States or New York authorities; or (v) the suspension or material limitation of trading of the Common Stock by the Nasdaq National Market, the Commission or any other governmental authority; or

(b)	as provided in Sections 6 of this Agreement.

11.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company and the Underwriter and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

12.	INFORMATION PROVIDED BY UNDERWRITER.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, seventh, eighth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus.

13.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in Section 8 of this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement; (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers; and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the federal courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by each party hereto, and no condition herein (express or implied) may be waived unless waived in writing by the party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours, KANA SOFTWARE, INC.

By:	/s/ CHUCK BAY

Name: Chuck Bay
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC DAIN RAUSCHER INC.

By:	/s/ TED WICKS

Name: Ted Wicks Title: Vice President

EXHIBIT A

LIST OF SUBSIDIARIES

Balisoft Ltd. (Israel)
Broadbase Software, Inc. (US)
E-Serv Solutions, Inc. (US)
Foundation CV (Netherlands, Resident In Barbados)
Internet Business Advantages, Inc. (US)
Internet Security Advantages, Inc. (US)
KANA Communications AB (Sweden)
KANA Communications EURL (France)
KANA Communications Europe Ltd (UK)
KANA Communications GmbH (Germany)
KANA Communications Pty Ltd. (Australia)
KANA Software AB (Sweden)
KANA Software Austria GmbH (Austria)
KANA Software B.V. (Netherlands)
KANA Software BVBA (Belgium)
KANA Software Canada Ltd. (Canada)
KANA Software France S.A.R.L. (France)
KANA Software GmbH (Germany)
KANA Software Hong Kong Limited (Hong Kong)
KANA Software India Pvt. Ltd.
KANA Software International Ltd. (Cayman Islands)
KANA Software KK (Japan)
KANA Software Korea Ltd. (Korea)
KANA Software Ltd. (UK)
KANA Software Pte Ltd. (Singapore)
KANA Software Technology, Inc. (US)
Servicesoft (Rosh) Ltd. (Israel)
Servicesoft Deutschland GmbH (Germany)
Servicesoft Europe Ltd. (UK)
Servicesoft S.A.R.L. (France)
Servicesoft Technology (Canada) Inc. (Canada)